Exhibit 3.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
	OFFICE OF THE SECRETARY OF STATE Filing Acknowledgement	April 30, 2008

Job Number	Corporation Number
C20080430-1452	E0799472006-9

Filing Description	Document Filing Number	Date/Time of Filing
Articles of Incorporation	20080297796-60	April 30, 2008 09:16:44AM

Corporation Name VIVAKOR, INC.	, Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division.  The filing date and time have been affzed to each document, indicating the date and time of filing.  A filing number is also affixed and can be used to reference this document in the future.

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada  89701-4069
Telephone  (775) 684-5708
Fax (775) 68407138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20080297796-60
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/30/2008 9:16 AM
	Entity Number E0799472006-9

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	VIVAKOR, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Registered Agent Solutions, Inc. Name 4625 West Nevso Drive, Suite 2, Las Vegas, Nevada 89103 — (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation is authorized to issue)	Number of shares with par value: Common 100,000,000 — Par value per share: $ .001 — Number of shares without par value: and 10,000,000 Preferred $.001 par value per share
4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Matt Nicosia — Name 2656 Crosspark Road, Suite 100, Coralville, IA 52241 — Street Address, City, State, Zip Code 2. Tannia Fuja — Name 2656 Crosspark Road, Suite 100, Coralville, IA 52241 — Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional - see instructions)	The purpose of this Corporation shall be: Research and product development
6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	Christopher A. Wilson — Name; x [signature] — Signature 2 Park Plaza, Suite 450, Irvine, CA 92614 — Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. x [signature] — Authorized Signature of R. A. or On Behalf of R. A. Company — April 28, 2008 Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on 01/01/07